                                                                     EXHIBIT 4.4

                                                               EUR 3,250,000,000

                                                              Term Loan Facility


                                   AGREEMENT


                               31st October, 2000


                              (EUR)3,250,000,000


                               TERM LOAN FACILITY


                                      for


                               SONERA CORPORATION



                                  arranged by


                                 CITIBANK, N.A.


                            DEUTSCHE BANK AG LONDON


                         DRESDNER BANK AG LONDON BRANCH


                          J.P. MORGAN SECURITIES LTD.


                                      and


                                MERITA BANK PLC


                                      with


                         DRESDNER BANK AG LONDON BRANCH


                                acting as Agent

                                     INDEX

CLAUSE                                                                      PAGE
------                                                                      ----
 1.  Interpretation.........................................................   1
 2.  Facility...............................................................  11
 3.  Purpose................................................................  12
 4.  Conditions Precedent...................................................  12
 5.  Drawdown...............................................................  13
 6.  Repayment..............................................................  14
 7.  Prepayment and Cancellation............................................  14
 8.  Interest Periods.......................................................  16
 9.  Interest...............................................................  17
10.  Payments...............................................................  18
11.  Taxes..................................................................  20
12.  Market Disruption......................................................  22
13.  Increased Costs........................................................  23
14.  Illegality.............................................................  25
15.  Representations and Warranties.........................................  25
16.  Undertakings...........................................................  28
17.  Default................................................................  32
18.  The Agent and the Lead Arrangers.......................................  36
19.  Fees...................................................................  41
20.  Expenses...............................................................  41
21.  Stamp Duties...........................................................  42
22.  Indemnities............................................................  42
23.  Evidence and Calculations..............................................  43
24.  Amendments and Waivers.................................................  43
25.  Changes to the Parties.................................................  44
26.  Disclosure of Information..............................................  47
27.  Set-Off................................................................  47
28.  Pro-Rata Sharing.......................................................  48
29.  Severability...........................................................  49
30.  Counterparts...........................................................  49
31.  Notices................................................................  49
32.  Language...............................................................  51
33.  Jurisdiction...........................................................  51
34.  Waiver of Immunity.....................................................  52
35.  Governing Law..........................................................  52

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SCHEDULES
---------
1.       Banks and Commitments...............................................................................52
2.       Conditions Precedent Documents - Part I.............................................................53
         Part II.............................................................................................54
3.       Form of Request.....................................................................................55
4.       Form of Novation Certificate........................................................................56
3.       Mandatory Cost Formula..............................................................................58
6.       Confidentiality Undertaking.........................................................................60
7.       Form of Supplemental Agreement......................................................................61

SIGNATORIES..................................................................................................63





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THIS AGREEMENT is dated 31st October, 2000 between:

(1)      SONERA CORPORATION (the "BORROWER");

(2) CITIBANK, N.A., DEUTSCHE BANK AG LONDON, DRESDNER BANK AG LONDON BRANCH, J.P. MORGAN SECURITIES LTD. AND MERITA BANK PLC as arrangers (in this capacity the "LEAD ARRANGERS");

(3)      THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");
         and

(4)      DRESDNER BANK AG LONDON BRANCH as agent (in this capacity the "AGENT").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ADDITIONAL BANK"

         means a bank or financial institution that becomes a Bank in accordance with Clause 2.3 (Increase in Total Commitments).

         "AFFILIATE"

         means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means the spot rate of exchange as determined by the Agent for the purchase of the relevant currency in the London foreign exchange market with euro at or about 11:00 a.m. on a particular day.

         "BUSINESS DAY"

         means:

         (a) a day (other than a Saturday or Sunday) on which the banks are open for general business in London; and


         (b)      a TARGET Day.

         "COMMITMENT"

         means:

         (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in euros set opposite its name in the Column headed "COMMITMENTS" in Schedule 1 and


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                  the amount of any other Bank's Commitment acquired by it under Clause 25 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 25 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         "COMMITMENT PERIOD"

         means the period from the date of this Agreement up to and including the date which is 14 days thereafter.

         "DANGEROUS SUBSTANCE"

         means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a material risk of causing harm to man or any other living organism or damage to the Environment.

         "DEBT RAISING"

         means, in respect of any person, any Financial Indebtedness of or guaranteed by that person:

         (a) by way of or in connection with the issue following the date of this Agreement of bonds, notes, debentures or other similar securities (whether or not convertible) raised in the international or domestic capital markets (including any public issue or private placement), but excluding any issue of notes pursuant to the Borrower's pound sterling 2,000,000,000 euro medium term note programme dated 24th February, 2000 and/or Euro 500,000,000 euro commercial paper programme dated 12th May, 1999; and

         (b) under or in connection with bilateral or syndicated loan facilities entered into by that person following the date of this Agreement with banks or other financial institutions in the international or domestic bank markets, but excluding any facility provided to that person pursuant to any limited recourse financing arrangement (other than any such facility provided to that person in connection with the Group 3G joint venture, where the recourse of the funders under the facility is limited to that person's interest in Group 3G).

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, in each case as specified in this Agreement, (or any combination of the foregoing), would constitute an Event of Default.

         "DRAWDOWN DATE"

         means the date of the advance of a Loan.



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         "ENVIRONMENT"

         means all, or any of, the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

         "ENVIRONMENTAL CLAIM"

         means any claim by any person:

         (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

         (b) that arises as a result of Environmental Contamination and that would be reasonably likely to give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings, including without limitation, any such claim arising from injury to persons, property or natural resources.

         "ENVIRONMENTAL CONTAMINATION"

         means each of the following and their consequences:

         (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

         (b) any accident at any site owned, occupied or used by any member of the Group which is caused by or attributable to any Dangerous Substance; or

         (c)      any other pollution of the Environment.

         "ENVIRONMENTAL LAW"

         means all applicable laws (including, without limitation, common law), regulations, directing codes of practice, circulars, guidance notices and the like having the force of law concerning pollution of the Environment or the generation, transportation, storage, treatment or disposal of Dangerous Substances but excluding any such laws, regulations, directing codes of practice guidance notices or the like which have as their primary purpose the securing of the health or safety of persons at work.

         "ENVIRONMENTAL LICENCE"

         means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

         "EQUITY ISSUE"

         means, in respect of any person (an "ISSUER"), any issue of shares of that person made after the date of this




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         Agreement, or any issue or grant of rights, made after the date of this Agreement, to subscribe for, or to convert any security into, shares in that person, but excluding:

         (a) any such issue of shares or grant of rights by any member of the Group where those shares are allotted to any person in consideration for the acquisition by a member of the Group from that person of any asset;

         (b) any such issue of shares or grant of rights (i) to any member of the Group or (ii) in connection with schemes operated by the Issuer solely for the benefit of its employees or directors or employees or directors of the Group.

         "EURIBOR"

         means:

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for the relevant period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, at or about 11.00 a.m. Brussels time on the Rate Fixing Day for the offering of deposits in euros for a period comparable to the relevant Interest Period.

         "EURO" or "Euro"

         means the single currency of the Participating Member States.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 17.1 (Events of Default).

         "EXISTING FACILITY"

         means the Euro 3,500,000,000 revolving credit facility between (amongst others) the Borrower and Citibank N.A. and Dresdner Bank AG London Branch as Arrangers, dated 25th August, 2000.

         "FACILITY"

         means the 359 day term loan facility referred to in Clause 2.1 (The Facility).

         "FACILITY OFFICE"

         means the office(s) notified by a Bank to the Agent:

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.





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         "FEE LETTER"

         means the letter dated the date of this Agreement between the Lead Arrangers and the Borrower or the letter dated the date of this Agreement between the Agent and the Borrower, in each case setting out the amount of various fees referred to in Clause 19 (Fees).

         "FINAL MATURITY DATE"

         means the day falling 359 days after the date of this Agreement, or, if that day is not a Business Day, the preceding Business Day.

         "FINANCE DOCUMENT"

         means this Agreement, a Fee Letter, the Novation Certificate or any other document designated as such by the Agent and the Borrower.

         "FINANCE PARTY"

         means a Lead Arranger, a Bank or the Agent.

         "FINANCIAL INDEBTEDNESS"

         means any indebtedness in respect of:

         (a) moneys borrowed and debit balances at banks and other financial institutions;

         (b)      any debenture, bond, note, loan stock or other security;

         (c) any acceptance credit, or any documentary credit (other than a documentary credit entered into in the ordinary course of business);

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset and where the advance or deferral is for a period in excess of 180 days;

         (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument (and the amount of the indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time calculated in accordance with the usual practice of the counterparty to such transaction);

         (h) any amount raised under any other transaction having the commercial effect of a borrowing of money;

         (i) any counter-indemnity by one member of the Group under any guarantee, letter of credit or bonding facility entered into by any other member of the Group; or



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         (j) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any of the items listed in (a) to (i) (inclusive) above.

         "FINLAND"

         means the Republic of Finland.

         "GROUP"

         means the Borrower and its Subsidiaries.

         "GROUP 3G"

         means "Marabu" Vermogensverwaltung GmbH.

         "HOLDING COMPANY"

         means in relation to a person, an entity of which that person is a Subsidiary.

         "INTEREST DATE"

         means the last day of an Interest Period.

         "INTEREST PERIOD"

         means each period determined in accordance with Clause 8 (Interest Periods).

         "LOAN"

         means the principal amount of each borrowing by the Borrower under this Agreement or the principal amount outstanding of that borrowing.

         "MAJORITY BANKS"

         means, at any time, Banks:

         (a) whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding; or

         (b) if there are no Loans then outstanding, whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments; or

         (c) if there are no Loans then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

         "MANDATORY COST"

         means the percentage rate per annum calculated by the Agent in accordance with Schedule 5 (Mandatory Cost Formulae).



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         "MARGIN"

         means 0.40 per cent. per annum.

         "MATERIAL SUBSIDIARY"

         means at any time:

         (a) any Subsidiary of the Borrower whose Total Assets or (in the case of a Subsidiary which has Subsidiaries) consolidated Total Assets represent 10 per cent. or more of the Total Consolidated Assets; or

         (b) any Subsidiary of the Borrower whose turnover represents 10 per cent. or more of the aggregate turnover of the Group,

         determined, by reference to the then most recent accounts of the Group and any accounts of that Subsidiary (and its Subsidiaries) used in compiling those accounts; or

         (c) any Subsidiary of the Borrower which became a member of the Group after the date of the latest consolidated audited accounts of the Group at the time of determination and which would fulfil any of the tests in (a) to (b) above if tested on the basis of its latest audited accounts (consolidated if it itself has Subsidiaries) and those latest audited accounts of the Group; or

         (d) prior to the delivery of each set of accounts pursuant to Clause 16.2 (Financial information), any Subsidiary of the Borrower to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction or any of such transactions was a Material Subsidiary.

         "NET PROCEEDS"

         means:

         (a) the aggregate value of cash or cash equivalent consideration received by any member of the Group in respect of any Relevant Disposal, together with, in the case of a Relevant Disposal of any interest in Group 3G, the aggregate fair market value of any consideration other than cash or cash equivalent received by any member of the Group, in each case net of all taxes applicable on, or to any gain resulting from, the disposal and of all reasonable costs, fees and expenses properly incurred by the continuing members of the Group in arranging and effecting that disposal; and/or

         (b) the cash or cash equivalent proceeds of any Equity Issue or Debt Raising by any member of the Group or by Group 3G, but in the case of any Equity Issue or Debt Raising by Group 3G to the extent only that such proceeds are received by any member of the Group in connection with the repayment or return of any investment made by any member of the Group in Group 3G (including, without limitation, by way of repayment or redemption of equity subscribed for, or shareholder loans made to, Group 3G by any member of the Group), in each case after deduction of all reasonable costs, fees and expenses incurred in connection with such Equity Issue or Debt Raising.




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         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 25.3 (Procedure for novations).

         "ORIGINAL GROUP ACCOUNTS"

         means the audited consolidated accounts of the Group for the year ended 31st December, 1999.

         "PARTY"

         means a party to this Agreement.

         "PARTICIPATING MEMBER STATE"

         means a member state of the European Communities that adopts the euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

         "PROJECT COMPANY"

         means any Subsidiary of the Borrower:

         (a) which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset or project; and

         (b) which has been designated as such by the Borrower to the Agent.

         "PROJECT DEBT"

         means any Financial Indebtedness incurred by a Project Company in relation to any asset or project solely for the purposes of financing the whole or any part of the acquisition, creation, construction or development of such asset or project, to the extent that the financial institutions to which such Financial Indebtedness is owed have recourse solely to the assets of that Project Company or to the shares of the Project Company.

         "RATE FIXING DAY"

         means the second TARGET Day before the first day of an Interest Period for a Loan.

         "REFERENCE BANKS"

         means, subject to Clause 25.4 (Reference Banks), Dresdner Bank AG, Deutsche Bank AG and Morgan Guaranty Trust Company of New York.

         "REG TP"

         means the German Regulierungsbehorde fur Telekommunikation und Post.

         "RELEVANT DISPOSAL"

         means any sale, transfer, grant, lease or other disposal of an asset (including, but not limited to, a disposal of any interest in any Subsidiary or Affiliate) following the date of this




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         Agreement by any member of the Group where, other than in the case of any sale, transfer, grant, lease or other disposal of any interest in Group 3G, all or any part of the consideration for such disposal is payable in cash or cash equivalent (but excluding any disposal permitted under paragraphs (b)(i) or (ii) of Clause 16.8 (Disposals)).

         "REQUEST"

         means a request made by the Borrower for a Loan, substantially in the form of Schedule 3.

         "SCREEN RATE"

         means, in relation to EURIBOR, the average British Bankers Association Interest Settlement Rate for the euro and for a period equal or comparable to the required period displayed on page 248 of the Telerate Screen.

         "SECURITY INTEREST"

         means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security (but not including any title retention arrangement over stock in trade in favour of the supplier of that stock, to secure the purchase price of the stock, and entered into on arm's length terms in the ordinary course of business).

         "SUBSIDIARY"

         means an entity from time to time:

         (a) of which a person owns or (as the case may be) has directly or indirectly more than fifty per cent. (50%) of the share capital or the voting rights (howsoever described); or

         (b) which is treated in the audited accounts of the relevant person as being a subsidiary of that person or, if not the same, any entity whose accounts are to be fully consolidated into the accounts of the relevant person for the purposes of any applicable legislation in force at the relevant time.

         "SUPPLEMENTAL AGREEMENT"

         means an agreement to increase the Total Commitments in accordance with Clause 2.3 (Increase in Total Commitments) substantially in the form of
         Schedule 7.

         "TARGET DAY"

         means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

         "THRESHOLD AMOUNT"

         is defined in Clause 7.4(c) (Mandatory prepayment from Net Proceeds).




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         "TOTAL ASSETS"

         means at any time in relation to any company, the aggregate of the book value of the relevant company's assets as determined by reference to the latest unconsolidated accounts of the relevant company (whether audited or unaudited).

         "TOTAL COMMITMENTS"

         means the aggregate for the time being of the Commitments, being Euro 2,600,000,000 at the date of this Agreement.

         "TOTAL CONSOLIDATED ASSETS"

         means at any time the consolidated assets of the Group as determined (save where this Agreement provides otherwise) by reference to the latest consolidated financial statements of the Group delivered under Clause 16.2 (Financial information) (whether audited or unaudited), being in the case of the Borrower the Original Group Accounts until such time as accounts are first delivered under Clause 16.2 (Financial Information).

         "UMTS LICENCE"

         means the Universal Mobile Telecommunications System licence granted or to be granted to Group 3G by the Reg TP.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

                  "ASSETS" includes present and future properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                  (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

                  (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, being of a type with which banks to whom the relevant regulation is addressed customarily comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and



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                  a "SCREEN" or "PAGE" on a "Screen" in the definition of "Screen Rate" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in euros;

         (ii) a provision of law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv)     a person includes its successors, transferees and assigns;

         (v) a Finance Document or another document is a reference to that Finance Document or other document as amended, novated or supplemented; and

         (vi)     a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       FACILITY

2.1      THE FACILITY

         Subject to the terms of this Agreement, the Banks agree to grant to the Borrowers a 359 day term loan facility. No Bank is obliged to lend more than its Commitment.

2.2      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3      INCREASE IN TOTAL COMMITMENTS

(a) Before the first Drawdown Date, the Total Commitments may be increased to an amount not exceeding Euro 3,500,000,000 by incorporating Additional Bank(s) willing to participate in the increase on the terms of this Agreement.

(b) Any increase in the Total Commitments under paragraph (a) above will only be effective if the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Part II of
         Schedule 2 in form and substance satisfactory to the Agent, which the Agent shall do promptly on receipt and the Agent, the Borrower, the existing Banks and the




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         Additional Banks have entered into a Supplemental Agreement. The Agent is authorised, and agrees, to execute any Supplemental Agreement on behalf of the Banks.

(c) Any increase in the Total Commitments effected in accordance with paragraphs (a) and (b) above will be binding on all the parties to this Agreement.

(d) Following the notification from the Agent referred to in paragraph (b) above, references in this Agreement to Banks include any Additional Banks.

3.       PURPOSE

(a) The Borrower shall use each Loan to refinance the Group's existing indebtedness (including the Existing Facility, which was made available, inter alia, to finance costs incurred in connection with the award to Group 3G of the UMTS Licence).

(b) Without affecting the obligations of the Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The obligation of each Bank to participate in the first Loan is subject to the condition precedent that the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Part I of Schedule 2 in form and substance satisfactory to the Agent. Without prejudice to the foregoing or to its indemnity to the Finance Parties in Clause 22.2(d) (Other indemnities), the Borrower may deliver the first Request prior to receiving such notice from the Agent.

4.2      FURTHER CONDITIONS PRECEDENT

         The obligation of each Bank to participate in a Loan is subject to the further conditions precedent that:

         (a)      on both the date of the Request and the Drawdown Date for that
                  Loan:

                  (i) the representations and warranties in Clause 15 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

                  (ii) no Default is outstanding or would result from the making of the Loan;

         (b) the Loan would not result in more than five Loans being outstanding at any one time; and

         (c) all accrued fees and expenses (including legal expenses) payable to the Lead Arrangers or the Banks hereunder or under any other Finance Document have been paid in full.



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5.       DRAWDOWN

5.1      COMMITMENT PERIOD

(a) The Borrower may borrow a Loan during the Commitment Period if the Agent receives, not later than 11.00 a.m. (London time) three Business Days before the proposed Drawdown Date, a duly completed Request.

(b)      Each Request is irrevocable.

5.2      COMPLETION OF REQUESTS

         A Request will not be regarded as having been duly completed unless:-

         (a)      the Drawdown Date is a Business Day during the Commitment
                  Period;

         (b)      the amount of the Loan is:

                  (i) a minimum of Euro 10,000,000 and an integral multiple of Euro 1,000,000; or

                  (ii)     the balance of the undrawn Commitments;

         (c) the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the Final Maturity Date; and

         (d)      the payment instructions comply with Clause 10 (Payments).

         Each Request must specify one Loan only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

5.3      NOTIFICATION OF THE BANKS

         The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

5.4      AMOUNT OF EACH BANK'S PARTICIPATION IN A LOAN

         The amount of each Bank's participation in a Loan will be the proportion of such Loan which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

5.5      PAYMENT OF PROCEEDS OF A LOAN

         Subject to the terms of this Agreement, each Bank shall make its participation in each Loan available to the Agent for the Borrower on the relevant Drawdown Date.

6.       REPAYMENT

         The Borrower shall repay each Loan in full on the Final Maturity Date.




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7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION

         The Total Commitments shall, to the extent not already advanced or voluntarily cancelled pursuant to Clause 7.2 (Voluntary cancellation), be automatically cancelled at close of business in London on the last day of the Commitment Period.

7.2      VOLUNTARY CANCELLATION

         The Borrower may, by giving not less than 5 Business Days' prior written notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of Euro 10,000,000 and an integral multiple of Euro 1,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3      VOLUNTARY PREPAYMENT

         A Borrower may (subject to Clause 22.2(a), (b) and (d) and, unless the prepayment is made on an Interest Date for the relevant Loan, to Clause 22.2(c) (Other indemnities)), by giving not less than five Business Days' prior notice to the Agent, prepay any Loan in whole.

7.4      MANDATORY PREPAYMENT FROM NET PROCEEDS

(a)      If any member of the Group receives any Net Proceeds in respect of any

         Relevant Disposal and the aggregate proceeds of all such disposals over the life of the Facility has exceeded Euro 100,000,000, the Borrower shall procure that an amount equal to the relevant Net Proceeds (notionally converted into euros at the Agent's Spot Rate of Exchange on the date of receipt of such proceeds by the relevant member of the Group, in the case of any proceeds that are not denominated in euros) is applied:

         (i) in the case of a Relevant Disposal of any interest in Group 3G, to the extent only that the consideration for such disposal is not payable in cash or cash equivalent, within 45 days of receipt of such Net Proceeds; and

         (ii) otherwise, subject to Clause 7.5 (Date for prepayment), within 7 Business Days of receipt of such Net Proceeds,

         in or towards prepayment of the Loans and, if all the Loans are prepaid or if there are no Loans outstanding, in cancellation of the Total Commitments pro rata between the Commitment of each Bank.

(b) Immediately on receipt by a member of the Group of any Net Proceeds of any Equity Issue or Debt Raising where:

         (i) the aggregate proceeds of all such Debt Raisings over the life of the Facility exceeds the Threshold Amount (as defined in paragraph (c) below); or

         (ii) the aggregate proceeds of all such Equity Issues exceeds Euro 50,000,000,

         the Borrower shall procure that an amount equal to the relevant Net Proceeds (notionally converted into euros at the Agent's Spot Rate of Exchange on the date of receipt of such




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         proceeds by the relevant member of the Group, in the case of any proceeds that are not denominated in euros) is applied within 7 Business Days of receipt of such proceeds in or towards prepayment of the Loans and, if all the Loans are prepaid or if there are no Loans outstanding, in cancellation of the Total Commitments pro rata between the Commitment of each Bank.

(c) For the purposes of paragraph (b)(i) above, "Threshold Amount" means Euro 950,000,000 as reduced by the amount (if any) of any increase in the Total Commitments effected pursuant to Clause 2.3 (or its equivalent in other currencies).

7.5      DATE FOR PREPAYMENT

         If the Borrower becomes obliged to prepay any amount under Clause 7.4(a)(ii) (Mandatory Prepayment), as an alternative to the prepayment of the Facility within the period of time referred to in that Clause, the prepayment may be made on the earlier of:

         (a) 30 days after the date of receipt of the relevant Net Proceeds which the Borrower is obliged to apply in prepayment of the Facility under Clause 7.4(a); and

         (b) the last day of the Interest Period for one or more Loans falling immediately thereafter, until the prepayment obligations under Clause 7.4 (Mandatory prepayment) have been satisfied.

7.6      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

         If:

         (a) the Borrower is required to pay to a Bank any additional amounts under Clause 11 (Taxes); or

         (b) the Borrower is required to pay to a Bank any amount under Clause 13 (Increased Costs),

         then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

         (i) the Borrower shall prepay that Bank's participation in all the Loans, together with all other amounts payable by it to that Bank under this Agreement; and

         (ii)     the Commitment of that Bank shall be cancelled.

7.7      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 22.2 (Other indemnities), without premium or penalty.




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(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(e) No amount repaid or prepaid in respect of a Loan may subsequently be reborrowed.

(f) Any prepayment of part of any Loan shall be applied against the participations of the Banks in that Loan pro rata.

8.       INTEREST PERIODS

8.1      SELECTION OF INTEREST PERIODS

(a) The first Interest Period of each Loan will be the period selected in the Request for that Loan and each subsequent Interest Period will be the period selected by the Borrower by notice (a "SELECTION NOTICE") to the Agent received not later than the fifth Business Day before the end of the then current Interest Period.

(b)      Each Interest Period shall be:

         (i)      one month, two, three or six months; or

         (ii) any other period not exceeding six months as the Borrower and the Agent may agree from time to time; or

         (iii) any period exceeding six months agreed by the Borrower and all the Banks from time to time.

         Each Interest Period for a Loan will commence on its Drawdown Date or the expiry of its preceding Interest Period.

(c) If the Borrower fails to select an Interest Period for an outstanding Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 8, be three months.

8.2      NON-BUSINESS DAYS

         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.3      COINCIDENCE WITH THE FINAL MATURITY DATE

         If an Interest Period would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.



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8.4      CONSOLIDATION/SPLITTING

         The Agent and the Borrower may enter into such other arrangements as they may agree for the consolidation and/or splitting of Loans. No such splitting of Loans may cause more than five Loans to be outstanding at any one time.

8.5      NOTIFICATION

         The Agent shall notify the Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.       INTEREST

9.1      INTEREST RATE

         The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

         (a)      Margin;

         (b)      EURIBOR; and

         (c)      Mandatory Cost.

9.2      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower on each Interest Date and also, in the case of any Loan with an interest period longer than six months, at six monthly intervals for so long as the Interest Period is outstanding.

9.3      DEFAULT INTEREST

(a) If the Borrower fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Agent, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above the higher of:

         (i) the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date (if of principal); and

         (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine (each a "DESIGNATED INTEREST PERIOD").

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London




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                                       18                           BK:796867.10
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         interbank market the default rate will be determined by reference to the cost of funds notified by each Bank to the Agent as its cost of funds from whatever sources it may select (acting in good faith).

(d) Default interest will be compounded at the end of each Designated Interest Period.

9.4      NOTIFICATION OF RATES OF INTEREST

         The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.      PAYMENTS

10.1     PLACE

         All payments by the Borrower or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank as it may notify to the Borrower or Bank for this purpose in the principal financial centre of a Participating Member State or London.

10.2     FUNDS

         Payments under the Finance Documents to the Agent shall be made to the principal financial centre of a Participating Member State or London for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the currency of the payment.

10.3     DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraph (b) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of a Participating Member State or London as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4     CURRENCY

(a)      A repayment or prepayment of a Loan is payable in euros.

(b)      Interest is payable in euros.

(c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.




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(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in euros.

10.5     SET-OFF AND COUNTERCLAIM

         All payments made by the Borrower under the Finance Documents shall be made without set-off or counterclaim.

10.6     NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

10.7     PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Lead Arrangers under the Finance Documents;

         (ii) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

         (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

11.      TAXES

11.1     GROSS-UP

(a) All payments by the Borrower under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount




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                                       20                           BK:796867.10
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         which it would have received had payment not been made subject to tax or any other deduction.

(b)      The Borrower shall:

         (i) pay when due all taxes required by law to be deducted or withheld by it from any amounts paid or payable under the Finance Documents;

         (ii) within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority; and

         (iii) forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of the payment or non-payment of those taxes.

11.2     DOUBLE TAX TREATIES

         If and to the extent that the effect of Clause 11.1 (Gross-up) can be mitigated in respect of any Bank by virtue of the provisions of any applicable double tax treaty, such Bank shall promptly (and in any event before the relevant payment is due to be made) complete and deliver to the appropriate person such application and take such other steps as are required pursuant to such treaty to enable the Borrower to make the relevant payment without deduction and which the relevant Bank is able to make under applicable law or practice.

11.3     TAX CREDITS

(a) If an additional payment is made under Clause 11.1 (Gross-up) and the Bank for whose benefit the payment is made, in its sole opinion, determines that it has received or been granted a credit against, or relief or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to the additional payment or, with reference to the liability, to which the payment giving rise to the additional payment relates, that person shall pay to the Borrower such aggregate amount as in that Bank's sole opinion:

         (i) is attributable either to the deduction, withholding, payment or liability in respect of which the additional payment is made; and

         (ii) can be paid without leaving that Bank in any worse financial position with respect to the Loan or any other amounts paid or payable to it under this Agreement than that in which that Bank would have been had the event giving rise to the additional payment not occurred.

(b) Any certificate of that Bank shall be conclusive evidence of the amount due to the Borrower under this Clause and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement under this Agreement in respect of the deduction or withholding.

(c) Nothing contained in this Agreement shall interfere with the right of any Finance Party to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Finance Party shall be under any obligations to:





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                                       21                           BK:796867.10
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         (i) claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of any deduction, withholding or liability in respect of which any additional payment is made under Clause
                  11.1 (Gross-up) in priority to any other claims, reliefs, credits or deductions available to it; or

         (ii) disclose to the Borrower or any other person any information regarding its tax affairs or tax computations.

11.4     TAX CONFIRMATION BY BANKS

         Each Bank hereby confirms (on the date hereof, or, in the case of a Bank which becomes a party to this Agreement pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

         (a) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to the principal and interest payable to it under this Agreement; or

         (b) it is a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 and is beneficially entitled to the principal and interest payable to it under this Agreement,

         and each Bank agrees to notify the Agent and the Borrower if there is any change in its position from that set out above.

11.5     TAX INDEMNITY

         Without prejudice to the provisions of Clause 11.1 (Gross-up), if any person or the Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on the net income paid by its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable hereunder by such person or the Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 11) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Agent on its behalf, the Borrower shall, upon demand of the Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

11.6     CLAIMS BY BANKS

         A Bank intending to make a claim pursuant to Clause 11.5 (Tax indemnity) shall notify the Agent of the event by reason of which it is entitled to do so and shall provide the Agent with calculations in reasonable detail of amounts claimed by it, whereupon the Agent shall notify the Borrower thereof provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

12.      MARKET DISRUPTION

12.1     ABSENCE OF QUOTATIONS

         If EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply its EURIBOR by 11.30 a.m. (London time) on a Rate Fixing Day, the





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                                       22                           BK:796867.10
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         applicable EURIBOR shall, subject to Clause 12.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

12.2     MARKET DISRUPTION

         If:

         (a) EURIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by
                  11.30 a.m. (London time) on the Rate Fixing Day or the Agent otherwise reasonably determines that, by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining the applicable EURIBOR; or

         (b) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that:

                  (i) matching deposits are not available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

                  (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of the relevant EURIBOR for the relevant Interest Period,

         the Agent shall promptly notify the Borrower and the Banks of the fact and that this Clause 12 is in operation.

12.3     SUSPENSION OF DRAWDOWNS

(a) If the Agent gives a notice in reliance upon Clause 12.2(a) (Market disruption):

         (i) the Borrower and the Majority Banks may (through the Agent) agree that the Loan concerned shall not be made; or

         (ii) in the absence of such agreement, the Loan shall still be made and:

                  (A)      the Interest Period of the Loan shall be one month;
                           and

                  (B) during the Interest Period of the Loan the rate of interest applicable to that Loan shall be the applicable Margin plus the rate per annum determined by each Bank and notified to the Agent before the last day of that Interest Period to be that which expresses as a percentage rate per annum the cost to that Bank of funding the Loan from whatever sources it may select (acting in good faith).

(b) After any notification under Clause 12.2(b) (Market disruption) the relevant Loan shall not be made. However, within five Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and (to the extent required) any other Loan. Any alternative basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.





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13.      INCREASED COSTS

13.1     INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Borrower shall within 14 days of demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

         (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

         (ii) compliance with any regulation made after the date of this Agreement,

         including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b) Each Bank shall notify the Borrower, through the Agent, promptly upon its becoming aware that it or any of its Affiliates have incurred any increased cost or are likely to incur increased costs in the future, provided that failure to notify the Borrower shall not relieve the Borrower of its obligations under this Clause 13. However, nothing in this Agreement shall require a Bank to disclose any confidential information relating to the organisation of its affairs.

(c)      In this Agreement "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of that Finance Party having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

         (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in that Finance Party making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Loans made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

         (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

         (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

13.2     EXCEPTIONS

         Clause 13.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the operation of Clause 11 (Taxes); or

         (b) attributable to any change in the rate of, or change in the basis of calculating, Tax on the overall net income of a Bank (or the overall net income of a division or branch of





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                                       24                           BK:796867.10
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                  the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situated; or

         (c) attributable to the period more than 90 days prior to the date upon which the Bank concerned gave notice to the Borrower under Clause 13.1(b) unless that increased cost was incurred by reason of a retrospective change or the Bank was not aware that it or any Affiliate of it was incurring increased costs.

13.3     MITIGATION

         If, in respect of any Bank, circumstances arise which would, or would on the giving of notice or the drawdown of any Loan, result in:

         (a) any amount becoming payable under Clause 13.1 (Increased costs); or

         (b) the Borrower being obliged to repay or prepay the Loan or cancel the Commitment pursuant to Clause 14 (Illegality); or

         (c) the Borrower being obliged to pay additional amounts under Clause 11.1 (Taxes);

         then, without limiting the obligations of the Borrower under this Agreement and without prejudice to the terms of Clauses 11.1 (Taxes),
         13.1 (Increased costs) and 14 (Illegality) that Bank shall, in consultation with the Borrower, take such reasonable steps as may be open to it to mitigate or remove such circumstance, including (without limitation) the transfer of its rights and obligations under this Agreement to an Affiliate or to another bank or financial institution nominated by the Borrower, unless to do so might (in the reasonable opinion of that Bank) have a material adverse effect on its business, operations or financial condition or would be otherwise materially prejudicial to it.

14.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

         (a) that Bank may notify the Borrower through the Agent accordingly; and

         (b)      (i)      on the latest date permitted by the relevant law, the
                           Borrower shall prepay the participations of that Bank in all the Loans, together with all other amounts payable to that Bank under this Agreement; and

                  (ii) the Commitment of that Bank shall forthwith be cancelled.

15.      REPRESENTATIONS AND WARRANTIES

15.1     REPRESENTATIONS AND WARRANTIES

         The Borrower makes the representations and warranties set out in this Clause 15 to each Finance Party.




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15.2     STATUS

(a) It is a public limited company, duly incorporated and validly existing under the laws of Finland; and

(b) the Borrower and each Material Subsidiary has the power to own its assets and carry on its business as it is being conducted.

15.3     POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

15.4     LEGAL VALIDITY

         Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

15.5     AUTHORISATIONS

         All authorisations required in connection with the entry into, performance, validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents have been obtained or effected and are in full force and effect.

15.6     PARI PASSU RANKING

         Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

15.7     IMMUNITY

(a) The execution by the Borrower of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) subject to the Finnish Restructuring of Companies Act, the Borrower will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Finland in relation to any Finance Document.

15.8     JURISDICTION/GOVERNING LAW

(a)      The Borrower's:

         (i) irrevocable submission under Clause 33 (Jurisdiction) to the jurisdiction of the courts of England;

         (ii)     agreement that this Agreement is governed by English law; and

         (iii) agreement not to claim any immunity to which it or its assets may be entitled,




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         are legal, valid and binding under the laws of Finland;

         and

(b) any judgment obtained in England will be recognised and be enforceable by the courts of Finland in accordance with the provisions of the Lugano Convention.

15.9     NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

         (a) conflict with any law or regulation or judicial or official order; or

         (b) conflict with the constitutional documents of the Borrower or of any Material Subsidiary; or

         (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group in a manner which is reasonably likely to have a material adverse effect on the ability of the Borrower to perform and observe its obligations under this Agreement.

15.10    NO DEFAULT

(a)      No Default is outstanding or might result from the making of any Loan;
         and

(b) no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might reasonably be expected to constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which might reasonably be expected to have a material adverse effect on the financial condition of the Borrower or the Group as a whole or the ability of the Borrower to perform its payment obligations under the Finance Documents.

15.11    LITIGATION

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which are reasonably likely to be adversely determined and which, if so determined, would be reasonably likely to have a material adverse effect on the financial condition of the Group as a whole or the ability of the Borrower to observe and perform its payment obligations under this Agreement.

15.12    FINANCIAL STATEMENTS

(a) The audited consolidated financial statements of the Group most recently delivered to the Agent (which, at the date of this Agreement, are the Original Group Accounts) and the audited unconsolidated financial statements of the Borrower most recently delivered to the
         Agent:

         (i) have been prepared in accordance with accounting principles and practices generally accepted in Finland, consistently applied; and




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         (ii) fairly represent the consolidated financial condition of the Group or (as the case may be) the unconsolidated financial condition of the Borrower, in each case, as at the date to which they were drawn up.

(b) The unaudited consolidated financial statements of the Group and the unaudited unconsolidated financial statements of the Borrower most recently delivered to the Agent:

         (i) have been prepared in accordance with accounting principles and practices generally accepted in Finland; and

         (ii) fairly represent the consolidated financial condition of the Group or (as the case may be) the unconsolidated financial condition of the Borrower, in each case, as at the date to which they were drawn up.

(c) There has been no change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower or of the Group since 31st December, 1999 which change is likely to have a material adverse effect on the Borrower's ability to perform and observe its obligations under this Agreement (it being understood that disposals otherwise permitted on the terms of this Agreement shall be deemed not to constitute a material adverse effect).

15.13    ENVIRONMENTAL MATTERS

(a) Each of it and its Subsidiaries have obtained all Environmental Licences required for the carrying on of its business as currently conducted and have complied in all material respects with (A) the terms and conditions of such Environmental Licences and (B) all applicable Environmental Laws which in each case, if not complied with, would reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents.

(b) No Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any site or premises (owned, leased, occupied or controlled by the Borrower or any of its Subsidiaries) in contravention of any applicable Environmental Licence or Environmental Law where this would be reasonably likely to result in the imposition of a liability on the Borrower or any such Subsidiary which would reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents.

(c) There is no Environmental Claim (in respect of any site previously or currently owned or occupied by any member of the Group) pending or threatened against any member of the Group which is reasonably likely to be determined against the relevant member of the Group and which if so decided would reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents.

15.14    INFORMATION

(a) All factual information in respect of the Group supplied to the Lead Arrangers by or on behalf of the Borrower in connection with the Facility (the "INFORMATION") was true in all material respects at the respective dates as of which that information speaks.

(b) All expressions of opinion or intention in respect of the Group and all forecasts and projections contained in the Information in respect of the Group were arrived at after careful




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         consideration and to the best of the Borrower's knowledge and belief were based on grounds believed to be reasonable.

(c) The Information as of its date was not misleading in any material respect in respect of the Group and did not omit to disclose any matter failure to disclose which would result in any information contained in the Information in respect of the Group being misleading in any material respect.

15.15    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Clause 15:

         (a)      are made on the date of this Agreement; and

         (b) (with the exception of Clause 15.14 (Information)) are deemed to be repeated by the Borrower (i) on the date of each Request; (ii) on each Drawdown Date; and (iii) on the first day of each Interest Period, with reference to the facts and circumstances then existing.

16.      UNDERTAKINGS

16.1     DURATION

         The undertakings in this Clause 16 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

16.2     FINANCIAL INFORMATION

         The Borrower shall supply to the Agent via electronic mail, by reference to the Borrower's website, or at the request of the Agent, in sufficient printed copies for all the Banks:

         (a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years) the audited unconsolidated financial statements of the Borrower and the audited consolidated financial statements of the Group for that financial year; and

         (b) as soon as the same is available (and in any event within 60 days of the end of each interim period of each of its financial years) the published interim financial report of the Group for that interim period, together in each case with a list of those Subsidiaries of the Borrower which are Project Companies as at the date of such financial statements or published interim financial report if the Subsidiaries of the Borrower which are Project Companies as at that date are different to those set out in the list provided pursuant to paragraph 6 of Part I of
         Schedule 2 of this Agreement or to the list previously provided pursuant to this Clause 16.2.

         For the purpose of this Clause 16.2, "INTERIM PERIOD" means the first three months, the first six months and the first nine months of the financial year of the entity concerned.




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16.3     INFORMATION - MISCELLANEOUS

         The Borrower shall supply to the Agent:

         (a) all documents despatched by it to its creditors generally at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which are likely to be adversely determined and, if adversely determined, would be reasonably likely to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents; and

         (c) such further information made publicly available by the Borrower from time to time,

         in sufficient copies for all of the Banks, if the Agent so requests.

16.4     NOTIFICATION OF DEFAULT

         The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon it becoming aware of its occurrence.

16.5     AUTHORISATIONS

         The Borrower shall, within the requisite time periods, obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

16.6     PARI PASSU RANKING

         The Borrower shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

16.7     NEGATIVE PLEDGE

(a) The Borrower shall not, and shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets.

(b)      Paragraph (a) does not apply to:

         (i)      any Security Interests arising solely by operation of law;

         (ii) any Security Interest created in connection with the indebtedness owed by any member of the Group to any Finnish pension fund where such Security Interest is required to be created by operation of, or pursuant to, any requirement of law or of any regulation; and

         (iii) any other Security Interest provided that immediately after the Security Interest is created at least one of the following tests is satisfied:





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                  (A) the aggregate book value of all assets of the Group subject to Security Interests (except Security Interests permitted under Clause 16.7(b)(ii) (Negative Pledge)) does not exceed 30 per cent. of Total Consolidated Assets; or

                  (B) the aggregate amount of indebtedness secured by all Security Interests (except Security Interests permitted under Clause 16.7(b)(ii)) does not in aggregate exceed 30 per cent. of Total Consolidated Assets.

         For the avoidance of doubt and for the purposes of this clause, if only part of indebtedness is secured by a Security Interest on an asset belonging to a member of the Group, only the amount of such part of indebtedness shall be taken into consideration for the purposes of Clause 16.7(b)(iii)(B) (Negative Pledge) above.

(c) In the event that the information in the annual financial statements does not enable the Banks to make calculations in order to establish compliance with at least one of the tests set out in paragraph (b)
         (iii) above, if required by the Agent, (which requirement may be made by the Agent only once in any calendar year) the Borrower will provide calculations to the Agent to show that at least one of the tests set out in paragraph (b) (iii) above is satisfied or not, as the case may be.

16.8     DISPOSALS

(a) The Borrower shall not, and shall procure that no Material Subsidiary will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of (including by sale or sale and lease back) all or any part of its assets.

(b)      Paragraph (a) does not apply to:

         (i)      disposals to members of the Group; or

         (ii) disposals made in the normal day-to-day trading of the relevant disposing entity; or

         (iii)    disposals with the consent of the Majority Banks; or

         (iv) the sale of assets or investments for fair market value and at arm's length,

         provided that, if, in the reasonable opinion of the Majority Banks, a disposal or a series of disposals made by the Borrower and/or any one or more Material Subsidiaries would reasonably be expected materially and adversely to affect the ability of the Borrower to perform and observe its obligations under this Agreement the Agent may serve a notice on the Borrower requiring repayment of the Loans, together with the payment of accrued interest and all other amounts payable under the Agreement, and the cancellation of the Total Commitments at the end of the period of 90 days commencing on the delivery of that notice (the "NOTICE PERIOD").

         (c)      During the notice period  no Loan may be borrowed.




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(d)      On the final day of the notice period:

         (i) all Loans shall be repaid, together with accrued interest and other amounts payable under this Agreement; and

         (ii)     the Total Commitments shall be cancelled automatically.

16.9     CHANGE OF BUSINESS

         The Borrower, itself or through joint ventures or its Subsidiaries, shall operate in the core business area of telecommunications.

16.10     SUBSIDIARY FINANCIAL INDEBTEDNESS

(a) The Borrower shall procure that its Subsidiaries will not incur (or have outstanding) any Financial Indebtedness other than:

         (i) Financial Indebtedness owing by a Subsidiary of the Borrower to another member of the Group;

         (ii) Financial Indebtedness, which does not constitute Project Debt, owing to persons which are not members of the Group in aggregate at any time for all the Subsidiaries of the Borrower not in excess of an amount equal to 10 per cent. of Total Consolidated Assets; and

         (iii) Project Debt owing to persons which are not members of the Group in aggregate at any time for all the Subsidiaries of the Borrower not in excess of an amount equal to 20 per cent. of Total Consolidated Assets.

(b)      For the purposes of paragraph (a) above:

         (i)      neither:

                  (A) the Financial Indebtedness of a company which becomes a member of the Group after the date of this Agreement, which Financial Indebtedness was not created in contemplation of it becoming a Subsidiary and which is subsisting at the date it becomes a member of the Group; nor

                  (B) the assets of that company as at the date it becomes a member of the Group,

                  shall be taken into account, during the first six month period following the date on which that company became a member of the Group, when calculating the aggregate Financial Indebtedness of the Borrower's Subsidiaries or Total Consolidated Assets unless the Borrower shall notify the Agent at any time that, thenceforth, both that company's Financial Indebtedness and assets are to be taken into account for that purpose; and

         (ii) when calculating indebtedness in respect of debit balances at banks and other financial institutions under paragraph (a) of the definition of "Financial Indebtedness" in Clause 1.1 (Definitions), the net debit balances at such banks and other financial institutions shall be taken into account.




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16.11    MERGERS

         The Borrower shall not enter into any merger, amalgamation or consolidation with any other person unless the Borrower shall be the surviving entity and shall continue to be responsible for its obligations under the Finance Documents.

17.      DEFAULT

17.1     EVENTS OF DEFAULT

         Each of the events set out in this Clause 17 is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

17.2     NON-PAYMENT

         The Borrower does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable unless such non-payment:

         (a) is of interest or any other nature (save for principal) and the payment is received within five days of the due date; or

         (b) is of principal, is due solely to technical or administrative reasons affecting the transfer of funds and the payment is received within five days of the due date.

17.3     BREACH OF OTHER OBLIGATIONS

         The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 17.2 (Non-payment)) and, if capable of remedy in such a period, such default is not remedied within 15 days after the earliest to occur of the Agent giving notice thereof to the Borrower and the Borrower otherwise becoming aware of that default.

17.4     MISREPRESENTATION

         A representation, warranty or statement in writing made or repeated in any Finance Document or in any document addressed to the Finance Parties (or any of them), either directly or via the Agent, delivered by or on behalf of the Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

17.5      CROSS-DEFAULT

(a) Any Financial Indebtedness of the Borrower or any of its Material Subsidiaries is not paid when due, after taking into account any applicable grace period; or

(b) an event of default howsoever described occurs and is continuing under any document relating to Financial Indebtedness of the Borrower or any of its Material Subsidiaries and the Borrower has not satisfied the Agent (acting on the instructions of the Majority Banks) that either:

         (i) such event of default is the subject of a bona fide dispute which is being contested in good faith and by appropriate proceedings; or




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         (ii) no enforcement action will be taken by the relevant creditors in respect of such event of default and the relevant creditors will not be given an improvement in the terms governing such Financial Indebtedness in order to persuade them not to take such enforcement action; or

         (iii) sufficient reserves in cash or other liquid assets or sufficient alternative credit facilities (including, but not limited to, third party guarantees) are available to pay the amount of such Financial Indebtedness which is owing under such document and repayment of such amount from such sources will not have a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement; or

(c) any Financial Indebtedness of the Borrower or any of its Material Subsidiaries becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any Security Interest securing Financial Indebtedness over any asset of the Borrower or any of its Material Subsidiaries becomes enforceable and any steps are taken by the holder of that Security Interest to enforce it, and the Financial Indebtedness in respect of which all or any of the above events occur aggregates U.S.$10,000,000 (or the equivalent in other currencies) or more at any one time outstanding.

         For the purposes of this Clause 17.5 "FINANCIAL INDEBTEDNESS" shall not include Project Debt.

17.6     INSOLVENCY

(a) The Borrower or any Material Subsidiary is unable to pay its debts as they fall due, or admits inability to pay its debts as they fall due; or

(b) the Borrower or any Material Subsidiary, by reason of financial difficulties, suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of all or any class of its indebtedness; or

(c) the Borrower or any Material Subsidiary, by reason of financial difficulties, begins negotiations with its creditors generally with a view to the readjustment or rescheduling of its indebtedness.

17.7     INSOLVENCY PROCEEDINGS

(a) The Borrower or any Material Subsidiary takes, concurs in or agrees to the taking of any step (including petition, proposal or convening a meeting) which is taken, by reason of financial difficulties, with a view to a composition, assignment or arrangement with the creditors of the Borrower or any Material Subsidiary (or any class of them); or

(b) a meeting of the Borrower or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up (save for a solvent winding-up of a Material Subsidiary) or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of the Borrower or any




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         Material Subsidiary unless, save where such petition is presented by the Borrower or any Material Subsidiary or their respective directors, such petition is frivolous or vexatious or being contested in good faith and, in either case, is dismissed within 31 days of its presentation; or

(d) an order for the winding-up or administration of the Borrower or any Material Subsidiary is made.

17.8     APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Borrower or any Material Subsidiary or any part of its assets; or

(b) the Borrower, any Material Subsidiary or their respective directors requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

17.9     CREDITORS' PROCESS

(a) Any attachment, sequestration, distress or execution is made against any asset of the Borrower or any Material Subsidiary and is not paid out or discharged within 14 days unless, in the case of any attachment, sequestration, distress or execution which is made as a result of any interim court judgment only, such judgment is frivolous or vexatious or being contested in good faith and is dismissed within 31 days of its being made.

(b) Any of the Borrower or any of its Material Subsidiaries fails to pay or comply with any final court judgment or court order which is reasonably expected to have a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement.

17.10    ANALOGOUS PROCEEDINGS

         There occurs, in relation to the Borrower or any Material Subsidiary, any event anywhere which, in the reasonable opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses
         17.6 (Insolvency) to 17.9 (Creditors' process) (inclusive).

17.11    UNLAWFULNESS

         It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

17.12    REPUDIATION

         The Borrower repudiates or announces in writing an intention to repudiate any Finance Document.

17.13    CHANGE OF CONTROL

         A person acting solely, or any person (the "FIRST PERSON") acting together with any other person either controlled by the first person or under common control with the first person (excluding Finland or any entity controlled by Finland), acquires or acquire control of the Borrower. A person "CONTROLS" another entity for the purposes of this Clause 17.13 if it either:




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         (a) owns or, as the case may be, has at least 50% of the share capital or of the voting rights of the other entity; or

         (b) the other entity is treated in the audited accounts of that person as being a subsidiary of that person or, if not the same, the other entity's accounts are to be fully consolidated into the accounts of that person for the purposes of any applicable legislation in force at the relevant time, and "CONTROLLED" shall be construed accordingly.

17.14    CESSATION OF BUSINESS

         The Borrower ceases, or threatens in writing to cease, to carry on all or a substantial part of its business.

17.15    UMTS LICENCE

         Group 3G abandons or publicly announces any intention to abandon the UMTS Licence or the UMTS Licence is in whole or part:

         (a) amended in a manner which, in the reasonable opinion of the Majority Banks, would have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents; or

         (b) suspended (unless the Borrower demonstrates to the satisfaction of the Majority Banks that such suspension will not result in a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents); or

         (c)      revoked or terminated.

17.16    MATERIAL ADVERSE CHANGE

         Any change occurs in the business, condition (financial or otherwise), operations, performance or properties of the Borrower or of the Group which is likely to have a material and adverse effect on the ability of the Borrower to perform and observe its payment obligations under this Agreement.

17.17    ACCELERATION

         On and at any time after the occurrence of an Event of Default the Agent may, whilst that Event of Default is outstanding, and shall if so directed by the Majority Banks, by notice to the Borrower:

         (a)      cancel the Total Commitments; and/or

         (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or





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         (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Banks.

18.      THE AGENT AND THE LEAD ARRANGERS

18.1     APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each party appointing the Agent irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions.

(c) The Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

18.2     ROLE OF THE LEAD ARRANGERS

         Except as specifically provided in this Agreement, the Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

18.3     RELATIONSHIP

         The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

18.4     MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

18.5     DELEGATION

         The Agent may act under the Finance Documents through its personnel and agents.

18.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither the Agent nor any Lead Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;




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         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

18.7     DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, or has actual knowledge of non-payment by the Borrower of any obligations hereunder, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

18.8     EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

(c)      Any officer, employee or agent of the Agent may rely on this Clause
         18.8 and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

18.9     RELIANCE

         The Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

18.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:




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         (a) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Lead Arrangers in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

18.11    INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent), upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)      Except as provided above, the Agent has no duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Borrower or of its related entities, whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from the Borrower.

18.12    THE AGENT AND THE LEAD ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, each of the Agent and a Lead Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or a Lead Arranger.

(b)      Each of the Agent and a Lead Arranger may:

         (i) carry on any business with the Borrower or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, the Borrower or its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent, the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.




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(d) The Borrower irrevocably authorises the Agent to disclose to the other Finance Parties any information which is received by it from the Borrower in its capacity as the Agent.

18.13    INDEMNITIES

(a) Without limiting the liability of the Borrower under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's negligence or wilful misconduct.

(b) A Bank's proportion of the liability set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bear to all the Loans on the date of the demand. However, if there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Borrower shall forthwith on demand reimburse each Bank for any payment properly made by it under paragraph (a) above save in respect of items of expenditure in relation to which the Borrower has made full payment in accordance with Clause 20 (Expenses).

18.14    COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to the Borrower or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

18.15    RESIGNATION OF THE AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Borrower, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent (in each case, with the agreement of the Borrower).

(b) If the appointment of a successor Agent is to be made by the Majority Banks or, in any case, with the agreement of the Borrower, but the Majority Banks have not, or the Borrower has not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment or, as the case may be, given agreement to the proposed successor Agent, the Agent may appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.




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(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 18 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

(g) Any successor Agent appointed pursuant to this Clause 18.15, whether by the retiring Agent or the Majority Banks, must have an Affiliate situated in Finland.

18.16    BANKS

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

(b) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

19.      FEES

19.1     UP-FRONT FEE

         The Borrower shall pay to the Agent for the Lead Arrangers the upfront fees in the amounts and on the date specified in the relevant Fee Letter.

19.2     AGENT'S FEE

         The Borrower shall pay to the Agent for its own account the agency fees in the amounts and on the dates agreed in the relevant Fee Letter.

19.3     COMMITMENT FEE

(a)      The Borrower shall pay to the Agent for each Bank a commitment fee of
         0.10 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment on each day during the Commitment Period.

(b) Accrued commitment fee is payable in arrear on the last day of the Commitment Period. Accrued commitment fee shall also be payable to the Agent for the relevant Bank on the cancelled amount of its Commitment at the time the cancellation comes into effect.

19.4     VAT

         Any fee referred to in this Clause 19 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.




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20.      EXPENSES

20.1     INITIAL AND SPECIAL COSTS

         The Borrower shall within 14 days of demand pay the Agent and the Lead Arrangers the amount of all reasonable costs and expenses (including legal fees) incurred by either of them in connection with:

         (a)      the negotiation, preparation, printing and execution of:

                  (i) this Agreement and any other documents referred to in this Agreement;

                  (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document or a document referred to in any Finance Document.

20.2     ENFORCEMENT COSTS

         The Borrower shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

21.      STAMP DUTIES

         The Borrower shall pay, and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

22.      INDEMNITIES

22.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of the Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) the Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) the Borrower shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.




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(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

22.2     OTHER INDEMNITIES

         The Borrower shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Default;

         (b)      Clause 17.17 (Acceleration) or Clause 28 (Pro Rata Sharing);

         (c) any payment of principal or an overdue amount being received from any source otherwise than on a day which is not the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)); or

         (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by a Finance Party) a Loan not being made after the Borrower has delivered a Request or being made in a currency other than that originally requested.

         The Borrower's liability in each case includes any loss or expense (other than loss of margin) on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

23.      EVIDENCE AND CALCULATIONS

23.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

23.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3     CALCULATIONS

         Interest and the fee payable under Clause 19.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, where market practice otherwise dictates, 365 days.

24.      AMENDMENTS AND WAIVERS

24.1     PROCEDURE

(a) Subject to Clause 24.2 (Exceptions), any term of the Finance Documents may be amended or waived with the written agreement of the Borrower and the Majority Banks. The Agent may effect, on behalf of the Finance Parties, an amendment or waiver to which they or the Majority Banks have agreed.





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                                       43                          BK:796867.10
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(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

24.2     EXCEPTIONS

(a)      An amendment or waiver not agreed by a Bank which relates to:

         (i)      the definition of "MAJORITY BANKS" in Clause 1.1
                  (Definitions);

         (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause 19.2 (Commitment fee));

         (iii)    an increase in that Bank's Commitment;

         (iv) a term of a Finance Document which expressly requires the consent of that Bank; or

         (v) Clause 2.2 (Nature of Finance Party's rights and obligations), Clause 28 (Pro Rata Sharing), Clause 25 (Changes to the Parties) or this Clause 24 (Amendments and Waivers),

         is not binding on that Bank.

(b) An amendment or waiver which affects the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

24.3     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

25.      CHANGES TO THE PARTIES

25.1     TRANSFERS BY THE BORROWER

         The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

25.2     TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitment and/or rights and/or obligations under this Agreement in a minimum amount of Euro 10,000,000 (or, if less, in an amount equal to the balance of the Commitment of the Existing Bank) to another bank or financial institution (the "NEW BANK").




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(b)      Unless:

         (i)      an Event of Default is continuing; or

         (ii) the relevant assignment, transfer or novation is to another Bank or an Affiliate of any Bank,

         the consent of the Borrower is required for any assignment, transfer or novation referred to in paragraph (a) above. Such consent shall not be unreasonably withheld or delayed, and shall be deemed to have been given unless the Borrower notifies the Agent that it does not consent to the proposed assignment, transfer or novation within five Business Days of receipt of notice thereof.

(c)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with Clause 25.3 (Procedure for novations); or

         (ii) the New Bank confirms to the Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation and the person to whom that Bank sub-contracts such obligation does not have the right to determine how that Bank may vote with respect to that obligation on any decision to be taken by the creditors of the Borrower.

(e) On each occasion that an Existing Bank assigns, transfers or novates any of its Commitment and/or rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of Euro 1,500.

(f)      An Existing Bank is not responsible to a New Bank for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and




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                                       45                           BK:796867.10
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         (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(j) If, at the time of any transfer, novation or assignment by a Bank or of any change of Facility Office, circumstances exist which would or might reasonably be expected to oblige the Borrower to pay to the New Bank or assignee (or in the case of a change of Facility Office, the relevant
         Bank) under Clause 11 (Taxes) or 13 (Increased Costs) any sum in excess of the sum (if any) which it would have been obliged to pay to that Bank in the absence of that transfer, novation, assignment or change, the Borrower shall not be obliged to pay that excess.

25.3     PROCEDURE FOR NOVATIONS

(a)      A novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 4 (a "NOVATION CERTIFICATE"); and

         (ii)     the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank,




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                                       46                           BK:796867.10
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         all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

25.4     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

25.5     REGISTER

         The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

26.      DISCLOSURE OF INFORMATION

26.1     DISCLOSURE

         A Bank may disclose to any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (a)      a copy of any Finance Document; and

         (b) any information which that Bank has acquired under or in connection with any Finance Document,

         (c) provided that the proposed recipient of that disclosure, unless that recipient is an Affiliate of a Bank, shall have first provided the Bank with a confidentiality undertaking in favour of the Borrower in respect of such disclosure substantially in the form of Schedule 6.

26.2     OBLIGATIONS TO KEEP CONFIDENTIAL

         Subject to Clause 26.1 (Disclosure), each recipient of a Finance Document or other information under that Clause shall agree to keep the same confidential and not disclose the same to any third party unless (and to the extent that):

         (a) disclosure is in connection with any proceedings arising out of or in connection with any Finance Document; or

         (b) disclosure is required by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

         (c) disclosure is pursuant to any law or regulation in accordance with which that recipient is required or accustomed to act; or

         (d) the information is public knowledge on the relevant date of disclosure otherwise than as a result of the default of that recipient;

         (e) disclosure is to its auditors or legal or other professional advisers; or





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         (f) disclosure is to any banking, taxation or other governmental or regulatory authority which is lawfully entitled to that disclosure or to any similar entity to which the recipient is accustomed to disclose.

27.      SET-OFF

(a) A Finance Party may set off any matured obligation owed by the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b) If either obligation under paragraph (a) is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation, and upon ascertaining the amount of the obligations owed to that Finance Party it shall provide to the Borrower evidence of the amount owed. In the event that that Finance Party has set-off more than the ascertained amount, the excess shall be reimbursed to the Borrower.

28.      PRO-RATA SHARING

28.1     REDISTRIBUTION

         If any amount owing by the Borrower under the Finance Documents to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

         (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

         (c) subject to Clause 29.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the Agent shall treat the redistribution as if it were a payment by the Borrower under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and the Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

28.2     REVERSAL OF REDISTRIBUTION

         If under Clause 28.1 (Redistribution):





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         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 28.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

28.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution pursuant to Clause 28.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

29.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

30.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

31.      NOTICES

31.1     GIVING OF NOTICES

         All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile or (to the extent that (i) the relevant Party has specified such an address pursuant to Clause 31.2 (Addresses for notices) and (ii) such notice or communication is not required to be signed by an authorised signatory, other officer or board of the relevant entity and the form of such notice or communication (if applicable) does not provide for signature by an authorised signatory, other officer or board of the relevant entity) by e-mail. Any such notice will be deemed to be given as follows:




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                                       49                           BK:796867.10
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         (a)      if by letter, when delivered personally or on actual receipt;

         (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (c)      if by facsimile or e-mail, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

31.2     ADDRESSES FOR NOTICES

(a) The address, telex number and facsimile number and (if so specified) e-mail address of each Party (other than the Borrower and the Agent) for all notices under or in connection with this Agreement are:

         (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b) The address and facsimile number and e-mail address of the Borrower are:

         Sonera Corporation
         P.O. Box 106
         00051 Sonera
         Finland

         Attention:        Corporate Finance
         Facsimile no:     + 358 204 064 661
         E-Mail:  pekka.reijonen@sonera.com

         or such other as the Borrower may notify to the Agent by not less than five Business Days' notice.

(c) The address, telex number and facsimile number and e-mail address of the Agent are:

         P.O. Box 18075
         Riverbank House
         2 Swan Lane
         London  EC4R 3UX

         Tel (admin):      +44 20 7475 2032
         Tel (credit):     +44 20 7475 4146
         Fax (admin):      +44 20 7623 4118
         Fax (credit):     +44 20 7475 5229




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                                       50                           BK:796867.10
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         or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)      All notices from or to the Borrower shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number, facsimile number or e-mail address (if applicable) of any other Party applicable at the time for the purposes of this Clause.

32.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

33.      JURISDICTION

33.1     SUBMISSION

         For the benefit of each Finance Party, the Borrower agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

33.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, the Borrower:

         (a) irrevocably appoints Sonera UK Ltd, 8 The Square, Stockley Park, Heathrow, Uxbridge, Middlesex UB11 1PU as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

         (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned;

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 31.2 (Addresses for notices); and

         (d) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Borrower shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to the Borrower.



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33.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         The Borrower:

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

33.4     NON-EXCLUSIVITY

         Nothing in this Clause 33 limits the right of a Finance Party to bring proceedings against the Borrower in connection with any Finance
         Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

34.      WAIVER OF IMMUNITY

         The Borrower irrevocably and unconditionally:

         (a) agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

         (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

         (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

35.      GOVERNING LAW

         This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.





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                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

BANKS                                                          COMMITMENT
                                                                   EUR

Citibank, N.A.                                                  650,000,000
Deutsche Bank AG London                                         650,000,000
Dresdner Bank AG London Branch                                  650,000,000
Morgan Guaranty Trust Company of New York                       650,000,000
Merita Bank plc                                                 650,000,000

                                                          -----------------

TOTAL COMMITMENTS                                         EUR 3,250,000,000
                                                          =================






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                                   SCHEDULE 2

                                     PART I

                         CONDITIONS PRECEDENT DOCUMENTS

1.       A copy of the constitutional documents of the Borrower.

2. A copy of a resolution of the board of directors of the Borrower dated 20th June, 2000 which, inter alia, authorises the Chief Financial Officer of the Borrower to decide on matters relating to the short term financing of the Group with less than a 12 months maturity period.

3. A specimen of the signature of each person authorised to sign the Finance Documents on behalf of the Borrower and to sign and/or despatch all documents and notices to be signed and/or despatched by the Borrower under or in connection with the Finance Documents.

4. Evidence that the process agent referred to in Clause 33.2 (Service of process) has accepted its appointment under that Clause.

5. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document, and which is notified to the Borrower prior to the execution of this Agreement.

6.       A list of all Project Companies as at the date of this Agreement.

7. A certificate of an authorised signatory of the Borrower certifying that each copy document delivered under Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

8.       (a)      A legal opinion of Hannes Snellmann, legal advisors in Finland to the Lead Arrangers, addressed to the Finance Parties;

         (b) a legal opinion of Allen & Overy, legal advisers in England to the Lead Arrangers, addressed to the Finance Parties.

9.       Each Fee Letter, duly executed by the Borrower.

10.      (a)      Evidence that the Borrower has served an irrevocable notice of cancellation in full of the Existing Facility; and

         (b) an irrevocable instruction from the Borrower to apply the first Loan directly in repayment in full of all amounts outstanding under the Existing Facility (or, if the amount of the first Loan is insufficient fully to repay all such amounts, evidence that the Borrower will make payment of such amounts from other sources, such payment to be made before or at the same time as disbursement of the first Loan).





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                                       54                           BK:796867.10
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                                     PART II

              TO BE DELIVERED ON THE INCREASE IN TOTAL COMMITMENTS

1. A Supplemental Agreement, duly executed by the Borrower (as agent for itself and the other Borrowers), the Additional Bank and the Agent (on its own behalf and on behalf of the Banks.

2. A certificate of a director of the Borrower to the effect that, as at the date of the Supplemental Agreement, there has been no change to its constitutional documents or, if there has been such a change, a copy of its constitutional documents.

3. A certificate of a director of the Borrower, certifying that the resolution referred to in paragraph 2 of Part I of Schedule 2 approves the terms of, and the transactions contemplated by the Supplemental Agreement.

4. A certificate of a director of the Borrower certifying that utilisation of the Facility in full would not cause any borrowing limit binding on it to be exceeded.

5. A certificate of an authorised signatory of the Company certifying that each copy document (if any) specified in Part II of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Supplemental Agreement.





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                                       55                           BK:796867.10
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                                   SCHEDULE 3

                                 FORM OF REQUEST

To:      DRESDNER BANK AG LONDON BRANCH, as Agent

From:    SONERA CORPORATION

                                                               Date: [         ]


         SONERA CORPORATION - Euro 3,250,000,000 CREDIT AGREEMENT DATED

                                [         ], 2000

1.       We wish to borrow a Loan as follows:-

         (a)      Drawdown Date: [                 ]

         (b)      Amount: [                   ]

         (c)      Initial Interest Period: [                      ]

         (d)      Payment instructions: [                       ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:

SONERA CORPORATION
Authorised Signatory





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                                       56                           BK:796867.10
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                                  SCHEDULE 4

                          FORM OF NOVATION CERTIFICATE

To:      DRESDNER BANK AG LONDON BRANCH, as Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]                 Date: [        ]

         SONERA CORPORATION - Euro 3,250,000,000 CREDIT AGREEMENT DATED

                               [        ], 2000

We refer to Clause 25.3 (Procedure for novations).

1.       We [                ] (the "EXISTING BANK") and [                     ]
         (the "NEW BANK") agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 25.3 (Procedure for novations).

2. The specified date for the purposes of Clause 25.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 31.2 (Addresses for notices) are set out in the Schedule.

4. The New Bank confirms that it is able to give the confirmation required of it in Clause 11.4 (Tax confirmation by Banks).

5.       This Novation Certificate is governed by English law.


                                  THE SCHEDULE
                 COMMITMENT/RIGHTS AND OBLIGATIONS TO BE NOVATED
                            [Insert relevant details]


[Existing Bank]                                      [New Bank]

By:                                                  By:

Date:                                                Date:





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                                       57                           BK:796867.10
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[NEW BANK]

[Facility Office                                     Address for notices]

DRESDNER BANK AG LONDON BRANCH

By:


                                                           Date:





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                                   SCHEDULE 5

                             MANDATORY COST FORMULA

1. The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, the arithmetic mean (rounded up, if necessary, to four decimal places) of the respective rates notified by each Reference Bank to the Agent at its request as the rate resulting from the application of the formulae set out in paragraphs 3 and 4 below (the "ADDITIONAL COST RATE").

3. The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be calculated in accordance with paragraph 2 above by reference to the percentage rate notified by each Reference Bank to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated in accordance with paragraph 2 above as follows:

         (a)      in relation to an Advance in Euros:

                  A x 0.01
                  -------- per cent. per annum.
                    300

         Where:

         A is the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound sterling) 1,000,000 of the Fee Base of that Reference Bank.

5.       For the purposes of this Schedule:

         (a) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2000 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

         (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. Each Reference Bank shall use reasonable endeavours to supply to the Agent on request the percentage rate per annum so calculated by it on any date. If any Reference Bank does not do so on request of the Agent, the Agent shall determine the relevant Mandatory Costs on the basis of the quotation supplied by the remaining Reference Banks. If no, or only one, Reference Bank supplies a quotation on request of the Agent, then the Mandatory Costs will be the percentage rate per annum stated by the Agent to be the Additional Cost Rate applicable to it.



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7. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Reference Bank pursuant to paragraph 3 above is true and correct in all respects.

8. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

9. The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.





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                                       60                           BK:796867.10
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                                   SCHEDULE 6

                           CONFIDENTIALITY UNDERTAKING

To:      Sonera Corporation
         [c/o Transferor Bank] and

         [Transferor Bank]




                                                                          [Date]


Dear Sirs

            SONERA CORPORATION - Euro 3,250,000,000 CREDIT AGREEMENT
              DATED [           ], 2000 (THE "CREDIT AGREEMENT")

We have been invited to discuss a possible participation in the above facility by [Transferor Bank]. We understand that [Transferor Bank] may not disclose to us the Credit Agreement, any related documents, or any information disclosed by you or your subsidiaries in connection with any of those documents or details of the amounts outstanding under the credit facility (together, the "INFORMATION"), unless we provide you with an undertaking in the following terms.

We, therefore, undertake to you to treat all Information which [Transferor Bank] may provide to us in connection with that possible participation confidential and not disclose the same to any third party unless such disclosure is permitted under Clause 26.2 (Obligations to keep confidential) of the Credit Agreement.

Yours faithfully,





 .........................................
For:     [Potential transferee]






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                                   SCHEDULE 7

                         FORM OF SUPPLEMENTAL AGREEMENT


To:      [THE ADDITIONAL BANK] and          Date: [         ], 20[   ]
         SONERA CORPORATION

From:    DRESDNER BANK AG LONDON BRANCH as Agent


         SONERA CORPORATION - Euro 3,250,000,000 CREDIT AGREEMENT DATED
                    [       ], 2000 (THE "CREDIT AGREEMENT")

We refer to Clause 2.3 (Increase in Total Commitments).

1.       [      ] (the "ADDITIONAL BANK") and the Borrower agree to increase the
         Total Commitments in accordance with Clause 2.3 (Increase in Total Commitments).

2. The Commitment of the Additional Bank will be the amount set out in the Schedule (the "NEW MONEY").

3. The Additional Bank and the Company agree that the New Money will be advanced on the same terms as under the Credit Agreement.

4.       The Additional Bank agrees to be bound on the terms of the Credit
         Agreement.

5. The Agent, by execution of this Supplemental Agreement, confirms that it has received all the documents in Part II of Schedule 2 of the Credit Agreement to its satisfaction.

6. The Facility Office and address for notices of the Additional Bank for the purposes of Clause 31.2 (Addresses for notices) are set out in the Schedule.

7. The Agent agrees to amend the Credit Agreement in accordance with Clause 27 (Amendments and waivers) to reflect this Supplemental Agreement.

8.       This Supplemental Agreement is governed by English law.





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                                  THE SCHEDULE

ADDITIONAL BANK                                               NEW MONEY

[            ]                                                [             ]


Additional Bank

Facility Office:               Address for notices:

[             ]                [       ]



[ADDITIONAL BANK]              SONERA CORPORATION             DRESDNER BANK AG
                                                              LONDON BRANCH


By:                            By:                            By:

Date:                          Date:                          Date:







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                                       63                           BK:796867.10
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                                   SIGNATORIES

BORROWER

SONERA CORPORATION

By:      ESKO JUHANI RYTKONEN                       PEKKA HEIKKI JUHANI REIJONEN


LEAD ARRANGERS

CITIBANK N.A.

By:      ASHU KHULLAR


DEUTSCHE BANK AG LONDON

By:      STEFFEN POHL


DRESDNER BANK AG LONDON BRANCH

By:      SPENCE CLUNIE                              PATRICK JACOB


J.P. MORGAN SECURITIES LTD.

By:      SPENCE CLUNIE                              MARIA GRIPENBERG

         As Attorney in Fact                        As Attorney in Fact
         for and on behalf of                       for and on behalf of
         J.P. Morgan Securities Ltd.                J.P. Morgan Securities Ltd.


MERITA BANK PLC

By:      MARKKU HONKASALO                           THOMAS BEGLEY


BANKS

CITIBANK N.A.

By:      ASHU KHULLAR




DEUTSCHE BANK AG LONDON






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                                       64                           BK:796867.10
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By:      STEFFEN POHL


DRESDNER BANK AG LONDON BRANCH

By:      SPENCE CLUNIE                             PATRICK JACOB


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:      SPENCE CLUNIE                             MARIA GRIPENBERG

         As Attorney in Fact                       As Attorney in Fact
         for and on behalf of                      for and on behalf of
         Morgan Guaranty Trust Company             Morgan Guaranty Trust Company
         of New York                               of New York


MERITA BANK PLC

By:      MARKKU HONKASALO                          THOMAS BEGLEY


AGENT

DRESDNER BANK AG LONDON BRANCH

By:      SPENCE CLUNIE                             PATRICK JACOB


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